Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Reports Record 2015 First Quarter Earnings

Strong Top-Line Growth Drives 23.5% EPS Increase

HOUSTON, Apr 28, 2015 - Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today reported first quarter 2015 net income of $35.8 million, a 14.4 percent increase, and record first quarter diluted earnings per common share of $1.47, a 23.5 percent increase, on a year-over-year comparable basis for the period ended March 31, 2015. There were no non-GAAP adjustments for either first quarter 2015 or 2014.

“We are pleased with our first quarter record earnings driven by strong top-line growth in the United States and the United Kingdom,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “Contrary to the widespread concern about the impact of lower oil prices on our business, our improvements were led by double-digit Same Store new vehicle growth from our dealerships in Houston and along the Gulf Coast. We continue to monitor local market conditions and remain prepared to act if we see any signs of weakening, but to date, sales are holding up in our oil-impacted markets.”

In regards to the Company’s Brazilian operations, Mr. Hesterberg commented, “As expected, the Brazilian auto industry had a weak start to 2015 due to tax changes and overall economic issues. However, our Brazilian team outperformed the market throughout the quarter and almost achieved financial breakeven. Although we generated a slight loss in Q1, we expect to be profitable in Brazil this year.”

Consolidated Results for First Quarter 2015 (year-over-year comparable basis)

As exchange rates have moved considerably since the first quarter of 2014, we have included constant exchange rate growth metrics both below in parenthesis and in the financial tables that follow.

▪	Total revenue increased 7.6 percent (10.1 percent on a constant exchange basis) to $2.4 billion; total gross profit grew 7.6 percent (9.5 percent) to $363.9 million.

▪	New vehicle revenues increased 5.0 percent (7.8 percent) on 3.9 percent higher unit sales. New vehicle gross profit increased 4.2 percent (7.7 percent) to $69.7 million.

▪
Retail used vehicle revenues increased 13.3 percent (15.6 percent) on 11.6 percent higher unit sales. Retail used vehicle gross profit improved 7.8 percent (9.2 percent) to $46.1 million as lower margins, down $54 per unit, partially offset the revenue growth.

▪
Parts and service gross profit increased 6.4 percent (8.2 percent) on revenue growth of 4.8 percent (6.7 percent). Same Store parts and service gross profit increased 4.4 percent (6.1 percent) on revenue growth of 3.4 percent (5.2 percent).

▪	Finance and Insurance (F&I) gross profit per unit increased 5.6 percent (6.6 percent) to $1,366 per retail unit.

▪	Selling, General and Administrative (SG&A) expenses as a percent of gross profit improved 160 basis points to 74.6 percent.

Segment Results for First Quarter 2015 (year-over-year comparable basis)

▪	United States:
The Company’s U.S. revenues were $2.0 billion, an increase of 8.9 percent. The revenue growth reflects unit sales increases of 5.0 percent in new vehicles and 10.6 percent in retail used vehicles, as well as increases of 5.5 percent in parts and service revenue and 13.3 percent in finance and insurance revenue. This strong sales performance drove gross profit growth of 8.5 percent, reflecting the higher new and used retail volumes, and an F&I gross profit per unit increase of 5.5 percent, or $80, to an all-time record of $1,538 per retail unit. SG&A expenses as a percent of gross profit improved 160 basis points to 73.1 percent and operating margin improved 20 basis points to 3.7 percent. The Company’s U.S. operations accounted for 82.2 percent of total revenues and 86.4 percent of total gross profit.

▪	United Kingdom:
The Company’s U.K. operations accounted for 12.3 percent of total revenues and 9.4 percent of total gross profit. Total revenue increased 20.9 percent (32.5 percent) to $299.5 million, and gross profit increased 18.9 percent (30.4 percent). Revenue growth was primarily driven by 20.4 percent and 33.0 percent increases in new and used vehicle retail unit sales, respectively. On a Same Store basis, SG&A expenses as a percent of gross profit improved 190 basis points to 76.3 percent.

▪	Brazil:
The Company’s Brazil operations accounted for 5.5 percent of total revenues and 4.2 percent of total gross profit. Total Same Store revenue was down 19.9 percent, to $132.4 million, with the decline primarily explained by weaker exchange rate, as Same Store revenues were down 3.5 percent on a local currency basis. Brazil industry new vehicle volumes declined 16 percent due to a weaker economy and the expiration of tax incentives at the end of 2014, while the Company’s Same Store new vehicle unit sales were only down 9.5 percent. The Company’s higher new vehicle gross margins and F&I gross profit per retail unit offset the volume decline and resulted in a 2.4 percent increase in Same Store gross profit on a local currency basis.
Corporate Development
As previously announced, the Company acquired an Audi dealership in Texas during March 2015 and an Audi dealership in Florida during April 2015. These franchises are expected to generate approximately $240 million in annual revenues.

In March 2015, the Company also disposed of a small Mazda franchise in Georgia, which generated approximately $5 million of annual revenues.

Share Repurchase Authorization
During the quarter, the Company repurchased 198,168 shares at an average price per share of $81.62 for a total of $16.2 million. As of March 31, 2015, $83.3 million remains available under the Company’s prior common stock share repurchase authorization. Purchases may be made from time to time in the open market or in privately negotiated transactions, based on market conditions, legal requirements and other corporate considerations and subject to Board approval and covenant restrictions.

First Quarter Earnings Conference Call Details
The Company’s senior management will host a conference call today at 10 a.m. ET to discuss the first quarter financial results and the Company’s outlook and strategy.

The conference call will be simulcast live on the Internet at www.group1auto.com, then click on ‘Investor Relations’ and then ‘Events’ or through this link: http://www.group1corp.com/events. A webcast replay will be available for 30 days.

The conference call will also be available live by dialing in 15 minutes prior to the start of the call at:

Domestic:     1-888-317-6003
International:     1-412-317-6061
Conference ID:    7600982

A telephonic replay will be available following the call through May 29, 2015 by dialing:

Domestic:     1-877-344-7529
International:     1-412-317-0088
Replay ID:    10064348

About Group 1 Automotive, Inc.
Group 1 owns and operates 151 automotive dealerships, 196 franchises, and 38 collision centers in the United States, the United Kingdom and Brazil that offer 32 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014	% Change
REVENUES:
New vehicle retail sales	$1,332,724	$1,268,836	5.0
Used vehicle retail sales	623,193	549,897	13.3
Used vehicle wholesale sales	100,192	89,173	12.4
Parts and service	282,189	269,317	4.8
Finance and insurance	94,556	83,640	13.1
Total revenues	2,432,854	2,260,863	7.6
COST OF SALES:
New vehicle retail sales	1,262,993	1,201,930	5.1
Used vehicle retail sales	577,072	507,096	13.8
Used vehicle wholesale sales	97,513	86,061	13.3
Parts and service	131,392	127,654	2.9
Total cost of sales	2,068,970	1,922,741	7.6
GROSS PROFIT	363,884	338,122	7.6
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	271,469	257,558	5.4
DEPRECIATION AND AMORTIZATION EXPENSE	11,684	9,925	17.7
OPERATING INCOME	80,731	70,639	14.3
OTHER EXPENSE:
Floorplan interest expense	(9,348)	(10,913)	(14.3)
Other interest expense, net	(13,911)	(10,513)	32.3
INCOME BEFORE INCOME TAXES	57,472	49,213	16.8
PROVISION FOR INCOME TAXES	(21,657)	(17,910)	20.9
NET INCOME	$35,815	$31,303	14.4
Earnings allocated to participating securities	$(1,388)	$(1,156)	20.1
Earnings available to diluted common shares	$34,427	$30,147	14.2
DILUTED EARNINGS PER SHARE	$1.47	$1.19	23.5
Weighted average dilutive common shares outstanding	23,446	25,428	(7.8)
Weighted average participating securities	932	963	(3.2)
Total weighted average shares outstanding	24,378	26,391	(7.6)

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Dollars in thousands)
	March 31,	December 31,
	2015	2014	% Change
	(Unaudited)
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$26,279	$40,975	(35.9)
Contracts in transit and vehicle receivables, net	225,048	237,448	(5.2)
Accounts and notes receivable, net	137,373	151,330	(9.2)
Inventories, net	1,547,436	1,556,705	(0.6)
Deferred income taxes	13,316	11,062	20.4
Prepaid expenses and other current assets	33,037	37,699	(12.4)
Total current assets	1,982,489	2,035,219	(2.6)
PROPERTY AND EQUIPMENT, net	944,485	950,388	(0.6)
GOODWILL AND INTANGIBLE FRANCHISE RIGHTS	1,153,422	1,134,324	1.7
OTHER ASSETS	18,071	21,561	(16.2)
Total assets	$4,098,467	$4,141,492	(1.0)

LIABILITIES AND STOCKHOLDERS' EQUITY:
CURRENT LIABILITIES:
Floorplan notes payable - credit facility and other	$1,138,495	$1,143,246	(0.4)
Offset account related to floorplan notes payable - credit facility	(79,795)	(39,616)	101.4
Floorplan notes payable - manufacturer affiliates	290,038	307,656	(5.7)
Offset account related to floorplan notes payable - manufacturer affiliates	(21,000)	(22,500)	(6.7)
Current maturities of long-term debt and short-term financing	69,275	72,630	(4.6)
Accounts payable	250,526	288,320	(13.1)
Accrued expenses	169,567	172,463	(1.7)
Total current liabilities	1,817,106	1,922,199	(5.5)
5.00% SENIOR NOTES (aggregate principal of $550,000 at March 31, 2015 and December 31, 2014)	540,381	540,100	0.1
REAL ESTATE CREDIT FACILITY, net of current maturities	26,264	27,099	(3.1)
ACQUISITION LINE	123,739	69,713	77.5
OTHER REAL ESTATE RELATED AND LONG-TERM DEBT, net of current maturities	336,537	319,984	5.2
CAPITAL LEASE OBLIGATIONS RELATED TO REAL ESTATE, net of current maturities	51,043	51,941	(1.7)
DEFERRED INCOME TAXES	142,074	141,239	0.6
LIABILITIES FROM INTEREST RATE RISK MANAGEMENT ACTIVITIES	33,793	25,311	33.5
OTHER LIABILITIES	67,703	65,896	2.7
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	258	257	0.4
Additional paid-in capital	283,940	286,854	(1.0)
Retained earnings	882,995	852,057	3.6
Accumulated other comprehensive loss	(117,124)	(81,984)	42.9
Treasury stock	(90,242)	(79,174)	14.0
Total stockholders' equity	959,827	978,010	(1.9)
Total liabilities and stockholders' equity	$4,098,467	$4,141,492	(1.0)

Group 1 Automotive, Inc.
Additional Information - Consolidated
(Unaudited)

		Three Months Ended
		March 31,
		2015 (%)	2014 (%)
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
Region	Geographic Market
East	Massachusetts	5.8	5.4
	Georgia	4.7	4.4
	New Jersey	2.2	3.3
	New Hampshire	1.7	2.1
	Louisiana	1.6	2.0
	Mississippi	1.6	1.3
	South Carolina	1.4	1.3
	Florida	1.3	1.3
	Alabama	0.8	0.8
	Maryland	0.5	0.4
	New York	—	1.7
		21.6	24.0

West	Texas	38.5	34.2
	California	9.4	9.6
	Oklahoma	7.7	8.5
	Kansas	2.2	2.4
	Louisiana	0.7	0.7
		58.5	55.4

International	United Kingdom	11.5	9.9
	Brazil	8.4	10.7
		100.0	100.0
NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		26.1	25.8
Ford/Lincoln		12.0	12.1
BMW/MINI		11.7	11.2
Honda/Acura		10.7	11.6
Nissan		9.3	9.7
Chevrolet/GMC/Buick/Cadillac		7.5	5.5
Volkswagen/Audi/Porsche		6.0	6.6
Hyundai/Kia		5.7	5.4
Chrysler/Dodge/Jeep/RAM		4.5	4.6
Mercedes-Benz/smart/Sprinter		4.1	4.0
Other		2.4	3.5
		100.0	100.0

Group 1 Automotive, Inc.
Additional Information - U.S.
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2015	2014	% Change
REVENUES:
New vehicle retail sales	$1,087,159	$1,012,552	7.4
Used vehicle retail sales	511,973	450,487	13.6
Used vehicle wholesale sales	69,378	64,471	7.6
Total used	581,351	514,958	12.9
Parts and service	242,944	230,319	5.5
Finance and insurance	87,046	76,797	13.3
Total	$1,998,500	$1,834,626	8.9
GROSS MARGIN %:
New vehicle retail sales	4.9	5.0
Used vehicle retail sales	7.9	8.3
Used vehicle wholesale sales	3.1	3.5
Total used	7.3	7.7
Parts and service	53.9	53.1
Finance and insurance	100.0	100.0
Total	15.7	15.8
GROSS PROFIT:
New vehicle retail sales	$53,687	$50,935	5.4
Used vehicle retail sales	40,552	37,440	8.3
Used vehicle wholesale sales	2,145	2,256	(4.9)
Total used	42,697	39,696	7.6
Parts and service	131,058	122,303	7.2
Finance and insurance	87,046	76,797	13.3
Total	$314,488	$289,731	8.5
UNITS SOLD:
Retail new vehicles sold	31,438	29,947	5.0
Retail used vehicles sold	25,148	22,743	10.6
Wholesale used vehicles sold	10,544	9,950	6.0
Total used	35,692	32,693	9.2
AVERAGE RETAIL SALES PRICE:
New vehicle retail	$34,581	$33,811	2.3
Used vehicle retail	$20,358	$19,808	2.8
GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,708	$1,701	0.4
Used vehicle retail sales	1,613	1,646	(2.0)
Used vehicle wholesale sales	203	227	(10.6)
Total used	1,196	1,214	(1.5)
Finance and insurance (per retail unit)	$1,538	$1,458	5.5
OTHER:
SG&A expenses	$229,973	$216,397	6.3
SG&A as % revenues	11.5	11.8
SG&A as % gross profit	73.1	74.7
Operating margin %	3.7	3.5
Pretax margin %	2.7	2.5
INTEREST EXPENSE:
Floorplan interest	$(8,518)	$(8,584)	(0.8)
Floorplan assistance	10,576	9,715	8.9
Net floorplan income	$2,058	$1,131	82.0
Other interest expense, net	$(12,724)	$(10,263)	24.0

Group 1 Automotive, Inc.
Additional Information - U.K.
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2015	2014	% Change	Local Currency % Change
REVENUES:
New vehicle retail sales	$151,211	$130,601	15.8	27.3
Used vehicle retail sales	89,136	71,477	24.7	36.2
Used vehicle wholesale sales	28,078	19,645	42.9	56.1
Total used	117,214	91,122	28.6	40.5
Parts and service	25,588	21,360	19.8	30.8
Finance and insurance	5,528	4,618	19.7	31.2
Total	$299,541	$247,701	20.9	32.5
GROSS MARGIN %:
New vehicle retail sales	6.6	6.5
Used vehicle retail sales	5.2	5.0
Used vehicle wholesale sales	1.1	2.3
Total used	4.2	4.4
Parts and service	53.6	54.2
Finance and insurance	100.0	100.0
Total	11.4	11.6
GROSS PROFIT:
New vehicle retail sales	$9,950	$8,498	17.1	29.3
Used vehicle retail sales	4,638	3,589	29.2	41.2
Used vehicle wholesale sales	321	451	(28.8)	(21.3)
Total used	4,959	4,040	22.7	34.2
Parts and service	13,721	11,573	18.6	29.5
Finance and insurance	5,528	4,618	19.7	31.2
Total	$34,158	$28,729	18.9	30.4
UNITS SOLD:
Retail new vehicles sold	4,509	3,745	20.4
Retail used vehicles sold	3,643	2,739	33.0
Wholesale used vehicles sold	2,935	2,161	35.8
Total used	6,578	4,900	34.2
AVERAGE RETAIL SALES PRICE:
New vehicle retail	$33,535	$34,873	(3.8)	5.7
Used vehicle retail	$24,468	$26,096	(6.2)	2.4
GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$2,207	$2,269	(2.7)	7.4
Used vehicle retail sales	1,273	1,310	(2.8)	6.2
Used vehicle wholesale sales	109	209	(47.8)	(42.0)
Total used	754	824	(8.5)	—
Finance and insurance (per retail unit)	$678	$712	(4.8)	4.3
OTHER:
SG&A expenses	$26,762	$22,472	19.1	30.1
SG&A as % revenues	8.9	9.1
SG&A as % gross profit	78.3	78.2
Operating margin %	2.1	2.2
Pretax margin %	1.7	1.9
INTEREST EXPENSE:
Floorplan interest	$(510)	$(433)	17.8
Floorplan assistance	185	102	81.4
Net floorplan expense	$(325)	$(331)	(1.8)
Other interest expense, net	$(735)	$(452)	62.6

Group 1 Automotive, Inc.
Additional Information - Brazil
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2015	2014	% Change	Local Currency % Change
REVENUES:
New vehicle retail sales	$94,354	$125,683	(24.9)	(9.4)
Used vehicle retail sales	22,084	27,933	(20.9)	(5.4)
Used vehicle wholesale sales	2,736	5,057	(45.9)	(35.7)
Total used	24,820	32,990	(24.8)	(10.0)
Parts and service	13,657	17,638	(22.6)	(6.3)
Finance and insurance	1,982	2,225	(10.9)	7.4
Total	$134,813	$178,536	(24.5)	(9.0)
GROSS MARGIN %:
New vehicle retail sales	6.5	5.9
Used vehicle retail sales	4.2	6.3
Used vehicle wholesale sales	7.8	8.0
Total used	4.6	6.6
Parts and service	44.1	44.1
Finance and insurance	100.0	100.0
Total	11.3	11.0
GROSS PROFIT:
New vehicle retail sales	$6,094	$7,473	(18.5)	(1.6)
Used vehicle retail sales	931	1,772	(47.5)	(37.7)
Used vehicle wholesale sales	213	405	(47.4)	(37.4)
Total used	1,144	2,177	(47.5)	(37.6)
Parts and service	6,018	7,787	(22.7)	(6.6)
Finance and insurance	1,982	2,225	(10.9)	7.4
Total	$15,238	$19,662	(22.5)	(6.5)
UNITS SOLD:
Retail new vehicles sold	3,292	4,057	(18.9)
Retail used vehicles sold	1,192	1,395	(14.6)
Wholesale used vehicles sold	461	673	(31.5)
Total used	1,653	2,068	(20.1)
AVERAGE RETAIL SALES PRICE:
New vehicle retail	$28,662	$30,979	(7.5)	11.7
Used vehicle retail	$18,527	$20,024	(7.5)	10.7
GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,851	$1,842	0.5	21.3
Used vehicle retail sales	781	1,270	(38.5)	(27.1)
Used vehicle wholesale sales	462	602	(23.3)	(8.6)
Total used	692	1,053	(34.3)	(22.0)
Finance and insurance (per retail unit)	$442	$408	8.3	30.6
OTHER:
SG&A expenses	$14,735	$18,689	(21.2)	(4.8)
SG&A as % revenues	10.9	10.5
SG&A as % gross profit	96.7	95.1
Operating margin %	—	0.2
Pretax margin %	(0.6)	(0.7)
INTEREST EXPENSE:
Floorplan interest	$(320)	$(1,896)	(83.1)
Floorplan assistance	—	—	—
Net floorplan expense	$(320)	$(1,896)	(83.1)
Other interest (expense) income, net	$(452)	$202	(323.8)

Group 1 Automotive, Inc.
Additional Information - Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2015	2014	% Change	Local Currency % Change
REVENUES:
New vehicle retail sales	$1,332,724	$1,268,836	5.0	7.8
Used vehicle retail sales	623,193	549,897	13.3	15.6
Used vehicle wholesale sales	100,192	89,173	12.4	15.8
Total used	723,385	639,070	13.2	15.6
Parts and service	282,189	269,317	4.8	6.7
Finance and insurance	94,556	83,640	13.1	14.2
Total	$2,432,854	$2,260,863	7.6	10.1
GROSS MARGIN %:
New vehicle retail sales	5.2	5.3
Used vehicle retail sales	7.4	7.8
Used vehicle wholesale sales	2.7	3.5
Total used	6.7	7.2
Parts and service	53.4	52.6
Finance and insurance	100.0	100.0
Total	15.0	15.0
GROSS PROFIT:
New vehicle retail sales	$69,731	$66,906	4.2	7.7
Used vehicle retail sales	46,121	42,801	7.8	9.2
Used vehicle wholesale sales	2,679	3,112	(13.9)	(11.5)
Total used	48,800	45,913	6.3	7.8
Parts and service	150,797	141,663	6.4	8.2
Finance and insurance	94,556	83,640	13.1	14.2
Total	$363,884	$338,122	7.6	9.5
UNITS SOLD:
Retail new vehicles sold	39,239	37,749	3.9
Retail used vehicles sold	29,983	26,877	11.6
Wholesale used vehicles sold	13,940	12,784	9.0
Total used	43,923	39,661	10.7
AVERAGE RETAIL SALES PRICE:
New vehicle retail	$33,964	$33,612	1.0	3.7
Used vehicle retail	$20,785	$20,460	1.6	3.6
GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,777	$1,772	0.3	3.6
Used vehicle retail sales	1,538	1,592	(3.4)	(2.1)
Used vehicle wholesale sales	192	243	(21.0)	(18.8)
Total used	1,111	1,158	(4.1)	(2.7)
Finance and insurance (per retail unit)	$1,366	$1,294	5.6	6.6
OTHER:
SG&A expenses	$271,469	$257,558	5.4	7.6
SG&A as % revenues	11.2	11.4
SG&A as % gross profit	74.6	76.2
Operating margin %	3.3	3.1
Pretax margin %	2.4	2.2
INTEREST EXPENSE:
Floorplan interest	$(9,348)	$(10,913)	(14.3)
Floorplan assistance	10,761	9,817	9.6
Net floorplan (expense) income	$1,413	$(1,096)	228.9
Other interest expense, net	$(13,911)	$(10,513)	32.3

Group 1 Automotive, Inc.
Additional Information - Same Store U.S. (1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2015	2014	% Change
REVENUES:
New vehicle retail sales	$1,018,675	$964,299	5.6
Used vehicle retail sales	469,630	432,741	8.5
Used vehicle wholesale sales	64,770	60,162	7.7
Total used	534,400	492,903	8.4
Parts and service	230,364	218,353	5.5
Finance and insurance	81,076	74,930	8.2
Total	$1,864,515	$1,750,485	6.5
GROSS MARGIN %:
New vehicle retail sales	4.8	5.0
Used vehicle retail sales	7.9	8.5
Used vehicle wholesale sales	3.1	3.8
Total used	7.3	7.9
Parts and service	53.4	53.0
Finance and insurance	100.0	100.0
Total	15.7	15.9
GROSS PROFIT:
New vehicle retail sales	$48,907	$48,559	0.7
Used vehicle retail sales	37,161	36,665	1.4
Used vehicle wholesale sales	2,020	2,297	(12.1)
Total used	39,181	38,962	0.6
Parts and service	123,123	115,707	6.4
Finance and insurance	81,076	74,930	8.2
Total	$292,287	$278,158	5.1
UNITS SOLD:
Retail new vehicles sold	29,679	28,714	3.4
Retail used vehicles sold	23,357	22,061	5.9
Wholesale used vehicles sold	9,836	9,461	4.0
Total used	33,193	31,522	5.3
AVERAGE RETAIL SALES PRICE:
New vehicle retail	$34,323	$33,583	2.2
Used vehicle retail	$20,107	$19,616	2.5
GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,648	$1,691	(2.5)
Used vehicle retail sales	1,591	1,662	(4.3)
Used vehicle wholesale sales	205	243	(15.6)
Total used	1,180	1,236	(4.5)
Finance and insurance (per retail unit)	$1,529	$1,476	3.6
OTHER:
SG&A expenses	$214,674	$203,370	5.6
SG&A as % revenues	11.5	11.6
SG&A as % gross profit	73.4	73.1
Operating margin %	3.7	3.8
(1) Same Store amounts include the results for the identical months in each period presented in the comparison, commencing with the first full month we owned the dealership and, in the case of dispositions, ending with the last full month we owned it. Same Store results also include the activities of our corporate office.

Group 1 Automotive, Inc.
Additional Information - Same Store U.K. (1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2015	2014	% Change	Local Currency % Change
REVENUES:
New vehicle retail sales	$124,062	$130,601	(5.0)	4.4
Used vehicle retail sales	73,063	71,477	2.2	11.7
Used vehicle wholesale sales	20,801	19,645	5.9	15.7
Total used	93,864	91,122	3.0	12.5
Parts and service	20,180	21,360	(5.5)	3.1
Finance and insurance	4,821	4,618	4.4	14.4
Total	$242,927	$247,701	(1.9)	7.5
GROSS MARGIN %:
New vehicle retail sales	6.6	6.5
Used vehicle retail sales	5.2	5.0
Used vehicle wholesale sales	1.8	2.3
Total used	4.4	4.4
Parts and service	55.6	54.2
Finance and insurance	100.0	100.0
Total	11.7	11.6
GROSS PROFIT:
New vehicle retail sales	$8,127	$8,498	(4.4)	5.6
Used vehicle retail sales	3,790	3,589	5.6	15.4
Used vehicle wholesale sales	376	451	(16.6)	(8.2)
Total used	4,166	4,040	3.1	12.8
Parts and service	11,221	11,573	(3.0)	5.9
Finance and insurance	4,821	4,618	4.4	14.4
Total	$28,335	$28,729	(1.4)	8.2
UNITS SOLD:
Retail new vehicles sold	3,819	3,745	2.0
Retail used vehicles sold	3,045	2,739	11.2
Wholesale used vehicles sold	2,377	2,161	10.0
Total used	5,422	4,900	10.7
AVERAGE RETAIL SALES PRICE:
New vehicle retail	$32,485	$34,873	(6.8)	2.4
Used vehicle retail	$23,994	$26,096	(8.1)	0.4
GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$2,128	$2,269	(6.2)	3.5
Used vehicle retail sales	1,245	1,310	(5.0)	3.8
Used vehicle wholesale sales	158	209	(24.4)	(16.6)
Total used	768	824	(6.8)	1.9
Finance and insurance (per retail unit)	$702	$712	(1.4)	8.1
OTHER:
SG&A expenses	$21,624	$22,472	(3.8)	5.1
SG&A as % revenues	8.9	9.1
SG&A as % gross profit	76.3	78.2
Operating margin %	2.5	2.2
(1) Same Store amounts include the results for the identical months in each period presented in the comparison, commencing with the first full month we owned the dealership and, in the case of dispositions, ending with the last full month we owned it. Same Store results also include the activities of our corporate office.

Group 1 Automotive, Inc.
Additional Information - Same Store Brazil (1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2015	2014	% Change	Local Currency % Change
REVENUES:
New vehicle retail sales	$92,154	$117,215	(21.4)	(5.2)
Used vehicle retail sales	22,043	26,183	(15.8)	0.7
Used vehicle wholesale sales	2,734	4,135	(33.9)	(21.4)
Total used	24,777	30,318	(18.3)	(2.3)
Parts and service	13,540	15,735	(13.9)	4.1
Finance and insurance	1,966	1,976	(0.5)	19.9
Total	$132,437	$165,244	(19.9)	(3.5)
GROSS MARGIN %:
New vehicle retail sales	6.5	5.7
Used vehicle retail sales	4.3	6.3
Used vehicle wholesale sales	7.8	7.7
Total used	4.7	6.5
Parts and service	44.1	45.5
Finance and insurance	100.0	100.0
Total	11.4	10.8
GROSS PROFIT:
New vehicle retail sales	$5,999	$6,679	(10.2)	8.4
Used vehicle retail sales	941	1,639	(42.6)	(32.0)
Used vehicle wholesale sales	213	318	(33.0)	(20.3)
Total used	1,154	1,957	(41.0)	(30.1)
Parts and service	5,966	7,159	(16.7)	0.7
Finance and insurance	1,966	1,976	(0.5)	19.9
Total	$15,085	$17,771	(15.1)	2.4
UNITS SOLD:
Retail new vehicles sold	3,253	3,593	(9.5)
Retail used vehicles sold	1,192	1,261	(5.5)
Wholesale used vehicles sold	460	528	(12.9)
Total used	1,652	1,789	(7.7)
AVERAGE RETAIL SALES PRICE:
New vehicle retail	$28,329	$32,623	(13.2)	4.7
Used vehicle retail	$18,492	$20,764	(10.9)	6.6
GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,844	$1,859	(0.8)	19.8
Used vehicle retail sales	789	1,300	(39.3)	(28.1)
Used vehicle wholesale sales	463	602	(23.1)	(8.5)
Total used	699	1,094	(36.1)	(24.3)
Finance and insurance (per retail unit)	$442	$407	8.6	30.9
OTHER:
SG&A expenses	$13,949	$16,327	(14.6)	3.3
SG&A as % revenues	10.5	9.9
SG&A as % gross profit	92.5	91.9
Operating margin %	0.5	0.6
(1) Same Store amounts include the results for the identical months in each period presented in the comparison, commencing with the first full month we owned the dealership and, in the case of dispositions, ending with the last full month we owned it. Same Store results also include the activities of our corporate office.

Group 1 Automotive, Inc.
Additional Information - Same Store Consolidated (1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2015	2014	% Change	Local Currency % Change
REVENUES:
New vehicle retail sales	$1,234,891	$1,212,115	1.9	4.5
Used vehicle retail sales	564,736	530,401	6.5	8.6
Used vehicle wholesale sales	88,305	83,942	5.2	8.1
Total used	653,041	614,343	6.3	8.5
Parts and service	264,084	255,448	3.4	5.2
Finance and insurance	87,863	81,524	7.8	8.8
Total	$2,239,879	$2,163,430	3.5	5.9
GROSS MARGIN %:
New vehicle retail sales	5.1	5.3
Used vehicle retail sales	7.4	7.9
Used vehicle wholesale sales	3.0	3.7
Total used	6.8	7.3
Parts and service	53.1	52.6
Finance and insurance	100.0	100.0
Total	15.0	15.0
GROSS PROFIT:
New vehicle retail sales	$63,033	$63,736	(1.1)	2.2
Used vehicle retail sales	41,892	41,893	—	1.3
Used vehicle wholesale sales	2,609	3,066	(14.9)	(12.3)
Total used	44,501	44,959	(1.0)	0.3
Parts and service	140,310	134,439	4.4	6.1
Finance and insurance	87,863	81,524	7.8	8.8
Total	$335,707	$324,658	3.4	5.2
UNITS SOLD:
Retail new vehicles sold	36,751	36,052	1.9
Retail used vehicles sold	27,594	26,061	5.9
Wholesale used vehicles sold	12,673	12,150	4.3
Total used	40,267	38,211	5.4
AVERAGE RETAIL SALES PRICE:
New vehicle retail	$33,602	$33,621	(0.1)	2.5
Used vehicle retail	$20,466	$20,352	0.6	2.5
GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,715	$1,768	(3.0)	0.2
Used vehicle retail sales	1,518	1,607	(5.5)	(4.4)
Used vehicle wholesale sales	206	252	(18.3)	(15.9)
Total used	1,105	1,177	(6.1)	(4.8)
Finance and insurance (per retail unit)	$1,365	$1,313	4.0	5.1
OTHER:
SG&A expenses	$250,247	$242,168	3.3	5.4
SG&A as % revenues	11.2	11.2
SG&A as % gross profit	74.5	74.6
Operating margin %	3.3	3.4
(1) Same Store amounts include the results for the identical months in each period presented in the comparison, commencing with the first full month we owned the dealership and, in the case of dispositions, ending with the last full month we owned it. Same Store results also include the activities of our corporate office.